Exhibit 99.1

36 Main Street, Easthampton, MA 01027	40 S Main St., Cohasset, MA 02025
bankhfg.com	bankPilgrim.com

PRESS RELEASE – FOR IMMEDIATE RELEASE

July 25, 2018

Hometown Financial Group to Acquire Pilgrim Bancshares

Easthampton, Massachusetts and Cohasset, Massachusetts - Hometown Financial Group, Inc. the holding company for bankESB (Easthampton, MA) and bankHometown (Oxford, MA), and Pilgrim Bancshares, Inc. (OTC: PLRM) have jointly announced today that they have entered into a definitive merger agreement in which Hometown Financial Group, Inc. will acquire Pilgrim Bancshares, Inc. Pilgrim Bancshares is the holding company of Pilgrim Bank, a $263 million Massachusetts-chartered cooperative bank with branches located in the Massachusetts communities of Cohasset and Marion.

Under the terms of the agreement, shareholders of Pilgrim Bancshares will receive $23.00 in cash per share. The total transaction value is approximately $53.9 million. The merger consideration represents an estimated 151% of Pilgrim Bancshares’ tangible book value as of March 31, 2018. The transaction is expected to close early in the first quarter of 2019. Hometown Financial Group will maintain Pilgrim Bank as a separate banking subsidiary and does not expect to close any Pilgrim Bank branch offices in connection with the transaction.

The transaction will expand Hometown Financial Group’s market presence into eastern Massachusetts. Following the completion of the transaction, Hometown Financial Group will have consolidated assets of approximately $2.4 billion and a branch network of 26 full-service offices. The transaction is expected to be accretive to Hometown Financial Group’s earnings in the first year of combined operations.

“We see the Pilgrim Bank franchise as a great first step into eastern Massachusetts,” said Matthew S. Sosik, President and CEO of Hometown Financial Group. “With our established presence in central and western Massachusetts through our bankHometown and bankESB franchises, Hometown Financial Group is actively looking to expand into new markets which offer attractive growth opportunities. The Pilgrim Bank franchise fits nicely into our growth plans. We look forward to welcoming Pilgrim Bank into our family of banks.”

Once complete, this transaction will be the third strategic merger for Hometown Financial Group in the last three years. In 2015, the company acquired Citizens National Bancorp., Inc. based in Putnam, Connecticut, and then merged with Hometown Community Bancorp, MHC, the holding company for Hometown Bank in 2016. Following the Pilgrim Bancshares acquisition, Hometown Financial Group will have a franchise with banks headquartered in each of the three major regions of Massachusetts.

“We think our holding company model works well for our customers, communities and employees,” Sosik said. “Our structure allows our banks to operate independently in their core markets, while taking advantage of shared centralized resources. Our model is scalable and efficient allowing our bankers to focus their efforts on serving customers and growing market share.” Sosik said Hometown Financial Group will continue to seek out additional strategic acquisitions and partnerships with like-minded financial institutions.

Francis E. Campbell, Chairman, President and Chief Executive Officer of Pilgrim Bancshares, Inc. stated, “This transaction provides excellent value to our shareholders. We are excited to become part of the mutually-owned Hometown Financial Group and we believe that this partnership will also be beneficial to our employees, customers and communities. The operating model and financial strength of Hometown Financial Group will provide for an expanded array of products and services, as well as the resources for Pilgrim Bank to continue to offer high quality banking solutions. We are excited for the opportunities created by this transaction. Hometown Financial Group is a great organization that will provide long-term value for our customers and employees.”

The merger is subject to regulatory approval and the approval of the shareholders of Pilgrim Bancshares.

Keefe, Bruyette & Woods, a Stifel Company, acted as financial advisor to Pilgrim Bancshares, Inc. and rendered a fairness opinion to the Board of Directors of Pilgrim Bancshares, Inc. in conjunction with this transaction. Nutter McClennen & Fish LLP served as legal counsel to Hometown Financial Group, Inc. and Luse Gorman served as legal counsel to Pilgrim Bancshares, Inc.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Pilgrim Bancshares, Inc., increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Pilgrim Bancshares, Inc. is engaged, changes in the securities markets and other risks and uncertainties.

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Additional Information

Pilgrim Bancshares, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of Pilgrim Bancshares, Inc. are urged to read the proxy statement and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Shareholders of Pilgrim Bancshares, Inc. will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on the Pilgrim Bancshares, Inc. website (www.bankpilgrim.com) under the tab “Investor Relations” or by directing a request to:

Francis E. Campbell

President and Chief Executive Officer

Pilgrim Bancshares, Inc.

40 South Main Street

Cohasset, Massachusetts 02025

The information available through Pilgrim Bancshares, Inc.’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings that Pilgrim Bancshares, Inc. makes with the Securities and Exchange Commission.

Pilgrim Bancshares, Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pilgrim Bancshares, Inc. in connection with the merger. Information about the directors and executive officers of Pilgrim Bancshares, Inc. is set forth in the proxy statement for Pilgrim Bancshares, Inc.’s 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 16, 2018.  Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

Pilgrim Bancshares, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of Pilgrim Bancshares, Inc. are urged to read the proxy statement and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction.

About Hometown Financial Group, Inc.

Hometown Financial Group, a $2.1 billion mutual holding company headquartered in Easthampton, Massachusetts, is the parent company of bankESB and bankHometown. Both banking franchises offer a complete line of commercial, business, and consumer banking and lending products and services to customers through its 23 branches located throughout western and central Massachusetts and northeastern Connecticut. For more information on Hometown Financial Group please visit www.bankhfg.com.

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bankESB was founded in 1869 as Easthampton Savings Bank. Headquartered in Easthampton, Massachusetts, bankESB serves the Pioneer Valley with 10 branches located throughout western Massachusetts. A full-range of investment products and services are available through ESB Financial Services. For more information, please visit www.bankesb.com.

bankHometown was founded in 1889 and is headquartered in Oxford, Massachusetts, bankHometown has 13 branches located throughout central Massachusetts and northeastern Connecticut. For more information, please visit www.hometowncoop.com.

About Pilgrim Bancshares, Inc.

Pilgrim Bancshares, Inc., the holding company for Pilgrim Bank, had assets of $262.4 million at March 31, 2018. Pilgrim Bank operates as a full-service community bank with its main office in Cohasset, Massachusetts, and two additional branch offices in Cohasset and Marion, Massachusetts. Pilgrim Bank provides consumer and commercial deposit and loan products to the South Shore and South Coast areas of Massachusetts, including portions of Plymouth, Norfolk and Bristol Counties. Pilgrim Bank has been serving area residents since 1916. For more information about Pilgrim Bank, visit our web site at www.bankpilgrim.com.

For more information, please contact:

Hometown Financial Group, Inc.

Hannah Dion

Corporate Communications Specialist

Phone: (413) 779-2289

Pilgrim Bancshares, Inc.

Francis E. Campbell

President and Chief Executive Officer

Phone: (781) 383-0541

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